Rule 424(b)(2)
                                     Registration No. 333-11239




PRICING SUPPLEMENT NO.    11    , DATED     July 10, 1997


(To Prospectus dated September 13, 1996 and Prospectus Supplement dated September 13, 1996)


                       ENERGEN CORPORATION
                   Medium-Term Notes, Series A
                         CUSIP #29265AAJ5


FIXED RATE NOTE

Trade Date:                       July 10, 1997


Principal Amount:    $10,000,000         Original Issue Date:   7/15/97

Issue Price:              100 % (Par)      Commission Rate:    0.625%

Net Proceeds:            $ 9,937,500

Interest Rate Per Annum:     6.95%      Stated Maturity Date:    7/15/08

Interest Payment Dates:  April 1 and October 1

Presenting Agent:         Smith Barney, Inc.          , as agent

Additional Terms:             None